AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT 2. AMENDMENT/MODIFICATION NO. 3. EFFECTIVE DATE P00013 See Block 16C 6. ISSUED BY CODE AS PR-BARDA AS PR-BARDA 200 Independence Ave., s.w. Room 640-G Washington DC 20201 8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code) MERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC. MERGENT PRODUCT DEVELOPMENT GAITHE 00 PROFESSIONAL DR# 100 1 1. CONTRACT ID CODE 4. REQUISITION/PURCHASE REQ. NO. OS309412 7. ADMINISTERED BY (If other than Item 6) AS PR-BARDA 200 Independence Ave., Room 638-G Washington DC 20201 £L 9A. AMENDMENT OF SOLICITATION NO. 98. DATED (SEE ITEM 11) I PAGE OF PAGES 1 I 5 1 5. PROJECT NO. (If applicable) s.w. CODE IASPR-BARDA E E 3 G AITHERSBURG MD 208793419 X 10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201600030C 108. DATED (SEE ITEM 13) CODE 1365869 FACILITY CODE 09/30/2016 11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS □ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers Dis extended, Dis not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended • by one of the following methods: (a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted ; or (c) By separate letter or electronic communication which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted , such change may be made by letter or electronic communication, provided each letter or electronic communication makes reference to the solicitation and this amendment. and is received prior to the opening hour and date specified. 12. ACCOUNTING AND APPROPRIATION DATA(/f required) Net Increase: [**] See Schedule 13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. CHECK ONE A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A. B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation data, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: X FAR Part 43.103(a) - Bilateral Modifications D. OTHER (Specify type of modification and authority) E. IMPORTANT: Contractor Dis not Iii] is required to sign this document and return ______ 1 __ copies to the issuing office. 14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) Tax ID Number: [**] DUNS Number: [**] UEI: [**] The purpose of this modification is to modify ARTICLES B.2 BASE PERIOD, B.3 OPTION PRICES, F.3 DELIVERIES, G.l CONTRACTING OFFICER, G.4. INVOICE SUBMISSION, AND I.3. ADDITIONAL CONTRACT CLAUSES. Funds Obligated Prior to this Modification: [**] Funds Obligated with Mod #13: [**] Total Funds Obligated to Date: [**] Continued ... Except as provided herein, all tenns and conditions of the document referenced in Item 9 A or 1 0A, as heretofore changed, remains unchanged and in full force and effect . 15A. NAME AND TITLE OF SIGNER (Type or print) 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Kelly Warfield 158. CONTRACTOR/OFFEROR � _,,/ Js? Electronically signed by: Kelly Warfield 11 1 �- , - �:r:��� Tt.1aV:J7t�oc,rgi;nt (Signature of person authorized to sign) Previous edition unusable SVP, S&D 15C. DATE SIGNED Mar 30, 2023 YIFAN YANG 16C. DATE SIGNED Digitally sig ed by Yifan Yang -S L....l .................... __.,,.,.---":----L...l.-"'9 --:-::- ---L.Oat@;..J023. 3.30 12:12:41 -04'00' gO/fic-:,•J STANDARD FORM 30 (REV. 11/2016) Prescribed by GSA FAR (48 CFR) 53.243 Certain identified information has been marked in the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

CONTINUATION SHEET | REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201600030C/P00013 | PAGE 2 OF 5

NAME OF OFFEROR OR CONTRACTOR
EMERGENT PRODUCT DEVELOPMENT GAITHERSBURG INC. 1365869

ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	Expiration Date: Aug 31, 2025 OTA: N Period of Performance: 09/30/2016 to 08/31/2025				
	Change Item 1 to read as follows(amount shown is the obligated amount):				
1	CLIN 0001 and CLIN 0002 for Licensure, Approval, and Clearance or Product through the FDA/Initial Purchase, Storage, and Delivery of Product				[**]
	Accounting Info: 2016.1990007.26201 Appr. Yr.: 2016 CAN: 1990007 Object Class: 26201 Funded: [**]				
	Accounting Info: 2023.1995361.26025 Appr. Yr.: 2023 CAN: 1995361 Object Class: 26025 Funded: [**] FOB: Destination				
	Change Item 10 to read as follows(amount shown is the obligated amount):				
10	CLIN 0010 Additional Surge Capacity (EUA)				[**]
	Accounting Info: 2021.1991073.26088 Appr. Yr.: 2021 CAN: 1991073 Object Class:26088 Funded: [**]				
	Accounting Info: 2021.1990178.26088 Appr. Yr.: 2021 CAN: 1990178 Object Class:26088 Funded: [**]				

NSN 7540-01-152-8067

OPTIONAL FORM 336 (4-86)
Sponsored by GSA
FAR (48 CFR) 53.110

HHSO 10020160003 0C P000 13 Page 3 of 5 The purpose of this modification is to modify ARTICLES B.2 BASE PERIOD, B.3 OPTION PRICES, F.3 DELIVERIES, G.1 CONTRACTING OFFICER, G.4. INVOICE SUBMISSION, AND 1.3. ADDITIONAL CONTRACT CLAUSES. ARTICLE B.2. BASE PERIOD is hereby modified as follows: CLIN Period of Supplies/Services Total Est. Cost Fixed Fee Total Cost Plus Performance [**] Fixed Fee COST REIMBURSEMENT 0001 09/30/2016 - Licensure, approval, [**] [**] [**] (Funded) 08/31/2025 and clearance of (Funded) product through the FDA ARTICLE 8.3. OPTION PRICES - CLIN 0010 is modified as follows: CLIN CLIN 0010 {Option Quantity)*** Period of Supplies/Services Doses Price per Total Cost Performance Dose 09/30/2021 - Additional Surge [**] [**] [**] 04/30/2023 Capacity (EUA) [**] [**] TOTAL [**] [**] [**] (Funded) Additional Doses**** Dose number TBD *The first [**] doses procured under the options will be [**] per dose (regardless of the year these doses may be procured). As of the signing of this Modification to the Contract, [**] doses have been delivered. With the exercising of CUN 0010, [**] doses of the [**] doses will be priced at a [**] discount and will fulfill Contractor's per dose cumulative reduction obligation regarding the first [**] doses procured under the options. All doses will be billed at the price of [**]. **Under CLIN 0010, a total of [**] doses are expected to be procured at the unit prices stated above and may include the delivery of Short Dated Doses and Additional Doses as set forth herein. CUN 0010 pricing includes the [**] within its agreed upon pricing for [**] doses delivered. ***CUN 0010 is funded **** Additional Doses may be delivered to BARDA as consideration under the provision Article B.5.1. In the event Contractor delivers doses [ **] from the date of manufacture (See Article 8.5.1), Contractor will provide a [**] equivalent of additional doses to the Government. As set forth in Article B.5.1, BARDA may accept [**] (doses>[**] from the date of manufacture) if such doses are delivered along with the appropriate number of [**]). [**]shall be calculated as [**]. ARTICLE F.3. DELIVERIES is hereby modified as follows: Email Addresses: CO -[**] COR -[**] ARTICLE G.1. CONTRACTING OFFICER is hereby modified as follows: The following Contracting Officer (CO) will represent the Government for the purpose of this contract: Yifan Yang

HHSO 10020160003 0C P000 13 HHS/OS/ ASPR/BARDA 400 7th Street, SW Washington DC 20024 [**] ARTICLE G.4. INVOICE SUBMISSION is hereby modified as follows: Electronic Invoicing and Payment Requirements - Invoice Processing Platform (IPP) Page 4 of 5 • All Invoice submissions for goods and or services delivered to facilitate payments must be made electronically through the U.S. Department of Treasury's Invoice Processing Platform System (IPP). • Invoice Submission for Payment means any request for contract financing payment or invoice payment by the Contractor. To constitute a proper invoice, the payment request must comply with the requirements identified in the applicable Prompt Payment clause included in the contract, or the clause 52.212-4 Contract Terms and Conditions - Commercial Items included in commercial items contracts. The IPP website address is: https://www.ipp.gov. • The Agency will enroll the Contractors new to IPP. The Contractor must follow the IPP registration email instructions for enrollment to register the Collector Account for submitting invoice requests for payment. The Contractor Government Business Point of Contact (as listed in SAM) will receive • Registration email from the Federal Reserve Bank of St. Louis (FRBSTL) within 3 - 5 business days of the contract award for new contracts or date of modification for existing contracts. o Registration emails are sent via email from ipp.noreply@mail.eroc.twai.gov. Contractor assistance with enrollment can be obtained by contacting the IPP Production Helpdesk via email to IPPCustomerSupport@fiscal.treasury.gov or phone (866) 973-3131. • The Contractor POC will receive two emails from IPP Customer Support, the first email contains the initial administrative IPP User ID. The second email, sent within 24 hours of receipt of the first email, contains a temporary password. You must log in with the temporary password within 30 days. • If your company is already registered to use IPP, you will not be required to re-register. • If the Contractor is unable to comply with the requirement to use IPP for submitting invoices for payment as authorized by HHSAR 332.7002, a written request must be submitted to the Contracting Officer to explain the circumstances that require the authorization of alternate payment procedures. Additional Office of the Assistant Secretary for Preparedness and Response (ASPR) requirements: (i) The contractor shall submit monthly invoices under this contract unless otherwise agreed upon by all parties. For indefinite delivery and blanket purchase agreement vehicles, separate invoices must be submitted for each order. (ii) Invoices must break-out price/cost by contract line item number (CUN) as specified in the pricing section of the contract. (iii) Invoices must include the Dun & Bradstreet Number (DUNS) of the Contractor. (iv) Invoices that include time and materials or labor hours CLINS must include supporting documentation to (1) substantiate the number of labor hours invoiced for each labor category, and (2) substantiate material costs incurred (when applicable). (v) Invoices that include cost-reimbursement CLINs must be submitted in a format showing expenditures for that month, as well as contract cumulative amounts. At a minimum the following cost information shall be included, in addition to supporting documentation to substantiate costs incurred. • Direct Labor - include all persons, listing the person's name, title, number of hours worked, hourly rate, the total cost per person and a total amount for this category; • Indirect Costs (i.e., Fringe Benefits, Overhead, General and Administrative, Other Indirects)- show rate, base and total amount; • Consultants (if applicable) - include the name, number of days or hours worked, daily or hourly rate, and a total amount per consultant; • Travel - include for each airplane or train trip taken the name of the traveler, date of travel, destination, the transportation costs including ground transportation shown separately and the per diem costs. Other travel costs shall also be listed;

HHSO 10020160003 0C P000 13 Page 5 of 5 • Subcontractors (if applicable) - include, for each subcontractor, the same data as required for the prime Contractor; • Other Direct Costs - include a listing of all other direct charges to the contract, i.e., office supplies, telephone, duplication, postage; and • Fee - amount as allowable in accordance with the Schedule and FAR 52.216-8 if applicable. 1.3. ADDITIONAL CONTRACT CLAUSES is modified to include the following clause: HHSAR 352.232-71 Electronic Submission of Payment Requests (FEB 2022) (a) Definitions. As used in this clause- Payment request means a bill, voucher, invoice, or request for contract financing payment with associated supporting documentation. The payment request must comply with the requirements identified in FAR 32.905(b), "Content of Invoices" and the applicable Payment clause included in this contract. (b) Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests electronically using the Department ofTreasury Invoice Processing Platform (IPP) or successor system. Information regarding IPP, including IPP Customer Support contact information, is available at www.ipp.gov or any successor site. (c) The Contractor may submit payment requests using other than IPP only when the Contracting Officer authorizes alternate procedures in writing in accordance with HHS procedures. ( d) If alternate payment procedures are authorized, the Contractor shall include a copy of the Contracting Officer's written authorization with each payment request. (End of clause) End of Modification #13